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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                            SCHEDULE 14A INFORMATION

                                Proxy Statement

       (Pursuant to Section 14(a) of the Securities Exchange Act of 1934)
                            ------------------------

    FILED BY THE REGISTRANT / /
    FILED BY A PARTY OTHER THAN THE REGISTRANT /X/
    CHECK THE APPROPRIATE BOX:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                          STEEL OF WEST VIRGINIA, INC.
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                (Name of Registrant as specified in its Charter)
                               CPT HOLDINGS, INC.
                              J&L STRUCTURAL, INC.
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                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         $
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     (5) Total fee paid:
         $
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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An Important Message to SWVA Stockholders:

   Since 1993, SWVA's management has promised to enhance stockholder value through good performance and "modernization" programs. Yet, the value of your SWVA stock has steadily declined.

                          SWVA Stock Price
                           3/97     6.5
                           3/96     9.5
                           3/95    11.625
                           3/94    12.375
                           3/93    15.75

The management of SWVA makes a lot of promises about the future, but we think what they have delivered is disappointment. Their track record speaks for itself.

                              VOTE AGAINST MANAGEMENT'S
                PROPOSALS TO AMEND SWVA'S CERTIFICATE OF INCORPORATION

                          VOTE FOR THE RESOLUTION REQUESTING
                              THAT THE BOARD OF DIRECTORS
                                  NEGOTIATE WITH CPT

                                      IMPORTANT

   In order to vote for the CPT proposal, you must receive a copy of the CPT proxy material. To do so, please please call D.F. King & Co., Inc. at 1-800-735-3529 (toll free).


CPT and J&L are soliciting proxies in connection with SWVA's Annual Meeting of Stockholders (a) in favor of the adoption of a non-binding resolution requesting that SWVA's Board enter into good faith negotiations with qualified bidders for SWVA, including CPT, in an effort to negotiate the sale of SWVA and
(b) against the Board's proposals to amend SWVA's Certificate of Incorporation. The participants in this solicitation may include Mentmore, CPT and J&L. As of April 30, 1997, Mentmore and CPT are each record owners of 50 shares of SWVA common stock. The directors and executive officers of Mentmore and CPT may be deemed to beneficially own the shares of common stock owned by Mentmore and CPT. Other than as set forth herein, as of April 30, 1997, neither J&L, nor any of the directors and executive officers of Mentmore, CPT and J&L have any security holdings in SWVA.

Mentmore, CPT and J&L and their respective directors and executive officers, have an interest in the adoption by stockholders of the non-binding resolution and the disapproval by stockholders of the SWVA Board's proposals to amend the SWVA Certificate of Incorporation, due to the fact that CPT and J&L have approached SWVA with a merger proposal and vote by the stockholders in this manner may encourage SWVA's Board to entertain an offer from CPT and J&L. Except as discolosed above, to the knowledge of CPT and J&L, none of Mentmore, CPT and J&L and their respective directors and executive officers has any interest, direct or indirect, by security holdings or otherwise in SWVA.